Boston Scientific Announces Cash Tender Offer For Up To $1.0 Billion Of Its Outstanding Debt Securities

MARLBOROUGH, Mass. (October 22, 2019) – Boston Scientific Corporation (the “Company”) (NYSE:BSX) today announced the commencement of a cash tender offer (the “Tender Offer”) for up to $1.0 billion aggregate principal amount (the “Aggregate Maximum Principal Amount”) of the outstanding senior notes listed in the table below (the “Securities”).

The table below summarizes certain information regarding the Securities and the Tender Offer, including the order of priority and purchase price information for the Securities.

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level(1)	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment(2)(3)
4.125% Senior Notes due 2023	101137AN7	$450,000,000	1	1.500% U.S.T. due 9/30/2024	FIT1	+55 bps	$30
4.000% Senior Notes due 2028	101137AS6	$1,000,000,000	2	1.625% U.S.T. due 8/15/2029	FIT1	+75 bps	$30
3.850% Senior Notes due 2025	101137AR8	$750,000,000	3	1.500% U.S.T. due 9/30/2024	FIT1	+60 bps	$30
3.375% Senior Notes due 2022	101137AQ0	$500,000,000	4	1.750% U.S.T. due 5/15/2022	FIT5	+25 bps	$30

(1) The offer with respect to the Securities is subject to the Aggregate Maximum Principal Amount. The Company will purchase up to the Aggregate Maximum Principal Amount of its Securities, subject to the Acceptance Priority Level as set forth in the table above (each, an “Acceptance Priority Level”). The Company reserves the right, but is under no obligation, to increase the Aggregate Maximum Principal Amount at any time, including on or after November 5, 2019 (the “Price Determination Date”), subject to applicable law.

(2) Per $1,000 principal amount.

(3) The Total Consideration (as defined below) for Securities validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment (as defined below). The Total Consideration will be determined by taking into account the applicable par call date for each series of Securities, if any.

The Tender Offer is being made pursuant to an Offer to Purchase, dated October 22, 2019 (the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offer. The Tender Offer will expire at midnight, Eastern Standard Time, on November 19, 2019 (one minute after 11:59 p.m., Eastern Standard Time, on November 19, 2019), or any other date and time to which such Tender Offer is extended (such date and time, as it may be extended with respect to a Tender Offer, the “Expiration Date”), unless earlier terminated. Holders of Securities must validly tender and not validly withdraw their Securities prior to 5:00 p.m., Eastern Standard Time, on November 4, 2019 (such date and time, as it may be extended with respect to the Tender Offer, the “Early Tender Date”), to be eligible to receive the Total Consideration (as defined below), which is inclusive of the applicable cash amount set forth in the above table under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of Securities who validly tender their Securities after the Early Tender Date but prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration (as defined below).

All holders of Securities accepted for purchase will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date.

The consideration (the “Total Consideration”) offered per $1,000 principal amount of Securities of each series of Securities validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable “Fixed Spread” for such Securities specified in the table above plus the applicable yield to maturity based on the bid-side price of the applicable “U.S. Treasury Reference Security” specified in the table above as quoted on the applicable page on the Bloomberg Bond Trader at 11:00 a.m., Eastern Standard Time, on the first business day following the Early Tender Date which is expected to be November 5, 2019. The “Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment.

Securities tendered prior to or at the Early Tender Date and accepted for purchase will be accepted based on the Acceptance Priority Levels noted on the table above, with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level, and will have priority over Securities tendered after the Early Tender Date, regardless of the Acceptance Priority Levels of the Securities tendered after the Early Tender Date. Securities of a series may be subject to proration if the aggregate principal amount of the Securities of such series validly tendered and not validly withdrawn would cause the Aggregate Maximum Principal Amount to be exceeded.

The Tender Offer will expire on the Expiration Date. The settlement date for the Securities that are validly tendered on or prior to the Early Tender Date is expected to be November 12, 2019, the fifth business day after the Early Tender Date, assuming the conditions to the satisfaction of the Tender Offer are satisfied. The settlement date for Securities that are validly tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be November 21, 2019, the second business day after the Expiration Date.

Securities that are validly tendered may be validly withdrawn at any time prior to 5:00 p.m., Eastern Standard Time, on November 4, 2019 (unless extended, the “Withdrawal Deadline”). After such time Securities may not be withdrawn unless the Company extends the Withdrawal Deadline.

The Company or its affiliates may also from time to time, after completion of the Tender Offer, purchase additional Securities in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise, or the Company may redeem Securities that are redeemable pursuant to their terms.

The Company’s obligation to accept for payment and to pay for the Securities validly tendered in the Tender Offer is not subject to any minimum tender condition but is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the financing condition that the Company shall have closed one or more debt financings resulting in net proceeds in an amount, together with cash on hand, not less than the amount required, upon the terms and subject to the conditions of the Tender Offer, to purchase all the Securities validly tendered and accepted for purchase in the Tender Offer and to pay accrued interest thereon and fees and expenses associated therewith. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer; (ii) extend or terminate the Tender Offer; (iii) increase or decrease the Aggregate Maximum Principal Amount; or (iv) otherwise amend the Tender Offer in any respect.

Information Relating to the Tender Offer

Barclays Capital Inc., BofA Securities and Goldman Sachs & Co. LLC are acting as the lead dealer managers (the “Lead Dealer Managers”) for the Tender Offer. The information agent and tender agent for the Tender Offer is D.F. King & Co., Inc. (the “Tender and Information Agent”). Copies of the Offer to Purchase are available by contacting the Tender and Information Agent at (866)-406-2285 (U.S. toll-free) or (212)-269-5550 (banks and brokers) or email at bsx@dfking.com. Questions regarding the Tender Offer should be directed to Barclays Capital Inc., Liability Management Group at (212) 528-7581 (collect) or (800) 438-3242 (toll free), BofA Securities, Liability Management Group, at (980) 387-3907 (collect) or (888) 292-0070 (toll-free) or Goldman Sachs & Co. LLC at (212) 902-6351 (collect) or (800) 828-3182 (toll-free). Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as the co-dealer managers for the Tender Offer (collectively with the Lead Dealer Managers, the “Dealer Managers”).

None of the Company, its affiliates, their respective boards of directors or managing members, the Dealer Managers, the Tender and Information Agent or the trustee with respect to any series of Securities is making any recommendation as to whether holders of Securities should tender any Securities in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders of Securities must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offer, including complete instructions on how to tender Securities, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by holders of Securities before making a decision to tender any Securities.

About Boston Scientific

Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our plans and expected timing and benefits of the Tender Offer, and the Total Consideration or Tender Offer Consideration, as applicable, to be paid to holders of the Securities who tender their Securities at or prior to the Early Tender Date or the Expiration Date.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

CONTACT:

Media:	Kate Haranis	Investors:	Susie Lisa, CFA
	508-683-6585 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	Kate.haranis@bsci.com		BSXInvestorRelations@bsci.com